CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): July 25, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information

2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation Under an Off-Balance Sheet Arrangement

As discussed in our Current Report Form 8-K filed on July 1, 2011, Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the "Plaintiffs") filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering  that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.   As reported in our Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court.

Pursuant to the Settlement Agreement, we initially delivered to Plaintiffs 500,000 shares of our common stock and an additional 20.5 million shares of common stock when we were delisted from the NYSE-AMEX on June 22, 2011.  The remainder of the shares to be issued were evidenced by two convertible promissory notes in the amounts of $6,096,757 to Alpha Capital and $4,674,898 to Whalehaven.  Based on the per share Conversion Price then in effect, upon full conversion of their notes, the beneficial ownership, as defined in Rule 13d-3(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of Whalehaven would have been 19,841,556 shares of common stock and the beneficial ownership of Alpha Capital would have been 25,876,314 shares of common stock; in each case, in excess of 10% of the total issued and outstanding voting shares of the Company, after giving effect to such issuances.   As a result of their beneficial ownership in the Company, we believe that the Plaintiffs are affiliates of the Company and, as such, any re-sale by Plaintiffs must be made in accordance with the safe harbor provisions of Rule 144 even though such shares were initially issued as “exempt securities” pursuant to Section 3(a)(10) of the Securities Act.

On July 19, 2011 Plaintiffs wrote a letter to the Court disputing our position that they are affiliates and seeking judgment in default of the Settlement Agreement.  We strongly believe that a default has not occurred; we maintain that we are in compliance with the terms of the Settlement Agreement and we are vigorously defending our position.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: CFO

Dated: July 25, 2011